Exhibit 99.1

News Release

Inquiries: Jeanne Leonard, Liberty Property Trust, 610.648.1704

Liberty Property Trust Announces First Quarter Results

First quarter highlights include:

•                  Funds from Operations $0.62 per share

•                  Same store operating income increased by 2.1%

•                  Same store operating income for the industrial distribution portfolio increased by 6.7%

•                  Industrial distribution rents increased 12.2%

•                  1.9 million square feet of non-core, primarily suburban office dispositions

•                  1.4 million shares repurchased for $40.9 million, an average price of $29.28 per share

Malvern, PA, April 26, 2016 - Liberty Property Trust reported that funds from operations available to common shareholders (diluted) (“FFO”) for the first quarter of 2016 was $0.62 per share, compared to $0.70 per share for the first quarter of 2015.

Net income per share (diluted) was $0.39 for the first quarter of 2016, compared to $0.21 for the first quarter of 2015. Net income for the 2016 period reflects gain on sale of $0.14 per share, compared with $0.02 per share for the 2015 period.

“Liberty’s results reflect the continued benefits of strong industrial demand coupled with measured supply,” said Bill Hankowsky, chairman, president, and chief executive officer. “We continue to see outstanding growth in rents, incremental growth in already-high occupancy, and opportunities for development across our entire platform.”

Portfolio Performance

Occupancy: At March 31, 2016, Liberty’s in-service portfolio of 103 million square feet was 93.8% occupied, compared to 93.7% at the end of the fourth quarter of 2015. During the quarter, Liberty completed lease transactions totaling 5.4 million square feet of space.

Same Store Performance: Property level operating income for same store properties increased by 3.4% on a cash basis and by 2.1% on a straight line basis for the first quarter of 2016 compared to the same quarter in 2015.

Real Estate Investments

Development Deliveries: In the first quarter, Liberty brought into service five development properties for a total investment of $94.5 million. The properties contain 716,000 square feet of leasable space and were 59.9% occupied as of the end of the quarter. The yield on these properties at March 31, 2016 was 4.4% and the projected stabilized yield is 8.4%.

Development Starts: In the first quarter, Liberty began development of two distribution properties in West Palm Beach, FL, totaling 218,000 square feet of leasable space at a projected investment of $24.3 million.

Acquisitions: In the first quarter, Liberty acquired one industrial property in the O’Hare submarket of Chicago for $8.0 million. The 73,000 square foot building was 52.8% leased as of March 31, 2016 and is expected to yield 6.7% at stabilization.

Real Estate Dispositions

During the first quarter, Liberty sold eight operating properties which contained 849,000 square feet of leasable space and 3.5 acres of land for $131.1 million. These properties were 86.3% leased at the time of sale. In addition, a joint venture in which Liberty holds a 25% interest disposed of seven properties, which contained 1,050,000 square feet of leasable space, for $146.6 million. These properties were 59.1% leased at the time of sale.

Liberty has previously indicated that it intends to sell approximately $900 million - $1.2 billion of non-core suburban office and flex properties in 2016. In addition, Liberty has publicly announced that it has entered into discussions with a potential purchaser for a large portfolio of suburban assets, consistent with this intent. Discussions are ongoing and no binding sale agreement has been reached.

Capital and Balance Sheet Activity

During the first quarter, Liberty repurchased 1.4 million common shares for $40.9 million, an average price of $29.28 per share.

About the Company

Liberty Property Trust (NYSE:LPT) is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior office and industrial properties. Liberty’s 103 million square foot portfolio includes 683 properties which provide office, distribution and light manufacturing facilities to 1,600 tenants.

Additional information about the company, including Liberty’s Quarterly Supplemental Package with detailed financial information is available in the Investors section of the Company’s web site at www.libertyproperty.com. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1704, or by e-mail to jleonard@libertyproperty.com.

Liberty will host a conference call during which management will discuss first quarter results, on Tuesday, April 26, 2016, at 1 p.m. Eastern Time.  To access the conference call, please dial 855-277-7530. The passcode needed for access is 70954608. A replay of the call will be available until May 26,

2016, by dialing 1-855-859-2056 using the same passcode as above. The call can also be accessed via the Internet on the Investors page of Liberty’s web site at www.libertyproperty.com.

The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law.  These forward-looking statements include statements relating to, among others things, achievement of strategic targets, expectations for our operating results, business and financial condition, business and our growth prospects, as well as statements that are generally accompanied by words such as “believes,” “anticipates,” “expects,” “estimates,” “should,” “seeks,” “intends,” “proposed,” “projected,” “planned,” “outlook,” “remain confident,” and “goal” or similar expressions. Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved.  As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results.  These risks, uncertainties and other factors include, without limitation, uncertainties affecting real estate business generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to the integration of the operations of entities that we have acquired or may acquire, risks relating to our plans for disposing of certain properties, risks relating to financing arrangements and sales of securities, possible environmental liabilities, risks relating to leverage and debt service (including availability of financing terms acceptable to the company and sensitivity of the company’s operations and financing arrangements to fluctuations in interest rates), dependence on the primary markets in which the company’s properties are located, the existence of complex regulations relating to status as a REIT and the adverse consequences of the failure to qualify as a REIT, risks relating to litigation, including without limitation litigation involving entities that we have a acquired or may acquire, and the potential adverse impact of market interest rates on the market price for the company’s securities, and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission.  The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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Liberty Property Trust

Statement of Operations

March 31, 2016

(Unaudited and in thousands, except per share amounts)

	Quarter Ended
	March 31, 2016	March 31, 2015
Operating Revenue
Rental	$139,054	$148,585
Operating expense reimbursement	51,086	58,316
Total operating revenue	190,140	206,901

Operating Expenses
Rental property	28,509	35,571
Real estate taxes	25,320	26,164
General and administrative	20,990	18,802
Depreciation and amortization	54,078	58,796
Impairment - real estate assets	—	15,739
Total operating expenses	128,897	155,072

Operating Income	61,243	51,829

Other Income/Expense
Interest and other income	4,598	6,371
Interest expense	(31,412)	(34,670)
Total other income/expense	(26,814)	(28,299)

Income before gain on property dispositions, income taxes, noncontrolling interest and equity in earnings of unconsolidated joint ventures	34,429	23,530
Gain on property dispositions	20,521	2,271
Income taxes	(801)	(845)
Equity in earnings of unconsolidated joint ventures	4,914	6,906

Net Income	59,063	31,862
Noncontrolling interest - operating partnerships	(1,509)	(853)
Noncontrolling interest - consolidated joint ventures	—	(58)
Net income available to common shareholders	$57,554	$30,951

Net income	$59,063	$31,862
Other comprehensive loss - foreign currency translation	(5,087)	(10,410)
Other comprehensive loss - derivative instruments	(1,360)	(947)
Comprehensive income	52,616	20,505
Less: comprehensive income attributable to noncontrolling interest	(1,357)	(648)
Comprehensive income attributable to common shareholders	$51,259	$19,857

Basic income per common share	$0.39	$0.21

Diluted income per common share	$0.39	$0.21

Weighted average shares
Basic	146,071	148,315
Diluted	146,531	149,031

Liberty Property Trust

Statement of Funds From Operations

March 31, 2016

(Unaudited and in thousands, except per share amounts)

	Quarter Ended
	March 31, 2016		March 31, 2015
		Per		Per
		Weighted		Weighted
		Average		Average
	Dollars	Share	Dollars	Share
Reconciliation of net income available to common shareholders to NAREIT FFO - basic:
Basic - income available to common shareholders	$57,554	$0.39	$30,951	$0.21

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	2,676		2,952
Depreciation and amortization	53,752		58,365
Gain on property dispositions of unconsolidated joint ventures	(1,840)		—
Gain on property dispositions / impairment - real estate assets	(20,521)		13,468
Noncontrolling interest share in addback for depreciation and amortization and gain on property dispositions / impairment - real estate assets	(804)		(1,735)
NAREIT Funds from operations available to common shareholders - basic	$90,817	$0.62	$104,001	$0.70

Reconciliation of net income available to common shareholders to NAREIT FFO - diluted:
Diluted - income available to common shareholders	$57,554	$0.39	$30,951	$0.21

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	2,676		2,952
Depreciation and amortization	53,752		58,365
Gain on property dispositions of unconsolidated joint ventures	(1,840)		—
Gain on property dispositions / impairment - real estate assets	(20,521)		13,468
Noncontrolling interest excluding preferred unit distributions	1,391		735
NAREIT Funds from operations available to common shareholders - diluted	$93,012	$0.62	$106,471	$0.70

Reconciliation of weighted average shares:
Weighted average common shares - all basic calculations	146,071		148,315
Dilutive shares for long term compensation plans	460		716
Diluted shares for net income calculations	146,531		149,031
Weighted average common units	3,539		3,541
Diluted shares for NAREIT Funds from operations calculations	150,070		152,572

The Company believes that the calculation of NAREIT Funds from operations is helpful to investors and management as it is a measure of the Company’s operating performance that excludes depreciation and amortization and gains and losses from property dispositions.  As a result, year over year comparison of NAREIT Funds from operations reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income.  In addition, management believes that NAREIT Funds from operations provides useful information to the investment community about the Company’s financial performance when compared to other REITs since NAREIT Funds from operations is generally recognized as the standard for reporting the operating performance of a REIT.  NAREIT Funds from operations available to common shareholders is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. NAREIT Funds from operations available to common shareholders does not represent net income or cash flows from operations as defined by GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. NAREIT Funds from operations available to common shareholders also does not represent cash flows generated from operating, investing or financing activities as defined by GAAP.

Liberty Property Trust

Balance Sheet

March 31, 2016

(Unaudited and in thousands, except share and unit amounts)

	March 31, 2016	December 31, 2015
Assets
Real estate:
Land and land improvements	$1,186,960	$1,183,411
Building and improvements	5,127,287	5,124,521
Less: accumulated depreciation	(1,159,991)	(1,148,228)

Operating real estate	5,154,256	5,159,704

Development in progress	335,927	360,948
Land held for development	341,356	336,967

Net real estate	5,831,539	5,857,619

Cash and cash equivalents	43,663	35,353
Restricted cash	6,606	9,018
Accounts receivable	18,319	14,343
Deferred rent receivable	121,278	118,787
Deferred financing and leasing costs, net of accumulated amortization (2016, $170,558; 2015, $175,243)	183,813	192,038
Investments in and advances to unconsolidated joint ventures	210,341	218,454
Assets held for sale	7,918	12,968
Prepaid expenses and other assets	94,821	99,049

Total assets	$6,518,298	$6,557,629

Liabilities
Mortgage loans, net	$304,360	$307,908
Unsecured notes, net	2,580,910	2,580,108
Credit facility	260,000	259,000
Accounts payable	60,328	51,382
Accrued interest	43,130	26,154
Dividend and distributions payable	71,317	71,787
Other liabilities	228,868	243,806
Total liabilities	3,548,913	3,540,145

Noncontrolling interest - operating partnership - 301,483 preferred units outstanding as of March 31, 2016 and December 31, 2015	7,537	7,537

Equity
Shareholders’ equity
Common shares of beneficial interest, $.001 par value, 283,987,000 shares authorized, 146,603,946 and 147,577,984 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	147	148
Additional paid-in capital	3,640,341	3,669,627
Accumulated other comprehensive loss	(24,188)	(17,893)
Distributions in excess of net income	(711,034)	(698,954)
Total shareholders’ equity	2,905,266	2,952,928

Noncontrolling interest - operating partnership 3,539,075 common units outstanding as of March 31, 2016 and December 31, 2015	52,663	53,100
Noncontrolling interest - consolidated joint ventures	3,919	3,919

Total equity	2,961,848	3,009,947

Total liabilities, noncontrolling interest - operating partnership and equity	$6,518,298	$6,557,629